UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 29, 2008

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement..

On May 29, 2008, Supertel Hospitality, Inc. (the “Company”) agreed to issue and sell an aggregate of 320,000 shares of its 10.0% Series B Cumulative Preferred Stock, $0.01 par value per share (liquidation preference $25.00 per share) (the “Series B Preferred Stock”) for net proceeds to the Company of approximately $7.5 million (the “Offering”). Payment for and delivery of the shares is expected to occur on or about June 3, 2008.

In connection with the Offering, the Company entered into an Underwriting Agreement by and among the Company, Supertel Limited Partnership and Robert W. Baird & Co. Incorporated, for itself and as representative of the other underwriters named on Schedule I thereto. The Company granted to the underwriters a 30-day option to purchase an additional 48,000 shares of Series B Preferred Stock to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 30, 2008, the Company amended its Second Amended and Restated Articles of Incorporation by adding Article XI thereto, which states the designation and number of shares and fixes the preferences, limitations and relative rights of the Company’s Series B Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
1.1

Underwriting Agreement, dated May 29, 2008, by and among Supertel Hospitality, Inc., Supertel
Limited Partnership and Robert W. Baird & Co. Incorporated, for itself and as representative of the other underwriters named on Schedule I thereto.

4.1

Articles of Amendment to the Second Amended and Restated Articles of Incorporation
of Supertel Hospitality, Inc. designating and fixing the rights and preferences of the
Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s
Registration Statement on Form 8-A (File No. 001-34087) filed with the Securities and Exchange Commission on May 30, 2008).

4.2

Specimen certificate for Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the
Company’s Registration Statement on Form 8-A (File No. 001-34087 filed with the Securities and Exchange Commission on May 30, 2008).

5.1	Opinion of McGrath North Mullin & Kratz, PC LLO.
8.1	Opinion of McGrath North Mullin & Kratz, PC LLO with respect to tax matters.
12.1	Statement Regarding Computation of Earnings to Fixed Charges and Preferred Stock Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: May 30, 2008	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
1.1

Underwriting Agreement, dated May 29, 2008, by and among Supertel Hospitality, Inc., Supertel Limited Partnership and Robert W. Baird & Co. Incorporated, for itself and as representative of the other underwriters named on Schedule I thereto.

4.1

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Supertel Hospitality, Inc. designating and fixing the rights and preferences of the Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A (File No. 001-34087) filed with the Securities and Exchange Commission on May 30, 2008).

4.2

Specimen certificate for Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form 8-A (File No. 001-34087 filed with the Securities and Exchange Commission on May 30, 2008).

5.1	Opinion of McGrath North Mullin & Kratz, PC LLO.
8.1	Opinion of McGrath North Mullin & Kratz, PC LLO with respect to tax matters.
12.1	Statement Regarding Computation of Earnings to Fixed Charges and Preferred Stock Dividends.